EXHIBIT 10.4

COMMERCIAL LEASE FORM

1. Parties. This Lease date April 27, 1995, is made by and between The Richlar Partnership (a California general partnership) (herein called "Lessor") and Digital Domain (a New York General Partnership) (herein called "Lessee”).

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain premises situated in the County of Los Angeles, State of California, commonly known as 362 Main Street, Venice, California, consisting of approximately 13,100 square feet of mezzanine offices and warehouse (herein called “The Premises”).

3. Term.

3.1 Term. The term of this Lease shall be for one (1) year commencing on June 1, 1995 and ending on May 31, 1996 unless sooner terminated pursuant to any provision hereof.

3.2 Delay In Commencement. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee. If Lessee occupies the Premises prior to said commencement date (any such occupancy to be only with Lessor’s consent), such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Lessee shall pay to Lessor rent for the Premises at an annual rate of $125,760.00 payable in equal monthly payments of $10,480.00 in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon execution hereof $10,480.00 as rent for June, 1995. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without deduction or offset, in lawful money of the United States, to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $10,480.00 as security for Lessee's faithful performance of Lessee's obligation hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or any other charge in default beyond any applicable grace period or for the payment of any other sum which the Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinbefore stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder as of the expiration of the Lease, said deposit, or so much thereof as has not been theretofore applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises, No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use

6.1 Use. The Premises shall be used and occupied only for an entertainment, communications, computer applications and film production firm and related office and support functions and parking therefor and for no other purpose.

6.2 Compliance with Law. Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises, Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb other tenants.

6.3 Condition of Premises. (See Addendum-Paragraph 27.) Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

7. Maintenance, Repairs and Alterations.

7.1 Lessee's Obligations. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural (excepting pre-existing structural defect) and nonstructural whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonable or readily accessible to Lessee and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or age of such portion of the equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in good condition and repair, broom clean, ordinary wear and tear and casualty excepted. Lessee shall repair any damage to the Premises occasioned by the installation and/or removal of Lessee's trade fixtures, furnishings and equipment pursuant to Paragraph 7.5(d), which repair shall include without limitation the patching and filling of holes and repair of structural damage.

7.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, Lessor may at its option (but shall not be required to) enter upon the Premises, after ten (10) days' prior notice to Lessee, and put the same in good order, condition and repair, and the reasonable cost thereof together with interest thereon at the maximum rate permitted by law shall become due and shall be collectible as additional rental to Lessor together with Lessee's next rental Installment.

7.4 Lessor's Obligation. (See Addendum-Paragraph 23.) Except for the obligations of Lessor under Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non-structural, excepting pre-existing structural defects, all of which obligations are intended to be those of Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair.

7.5 Alterations and Additions.

(a) Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

(b) Deleted.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. Lessee shall discharge, by bond or otherwise, within ten (10) days after the filing thereof, any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Lessee. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon condition that Lessor may require Lessee to furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such a lien or claim. In addition, Lessor may require Lessee to pay Lessors attorneys' fees and costs in participating in such an action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

7.6 Lessor's Option. Upon reasonable advance notice and notwithstanding anything to the contrary contained herein and in addition to the rights provided Lessor in Paragraph 7.3, Lessor may at its option (but shall not be required to) enter upon the Premises at any time during the term hereof and perform any maintenance, repairs or alterations which Lessor is entitled to perform under the terms of the Lease, and Lessee shall pay Lessor Lessee's share of the cost of any such maintenance, repairs or alterations, as such share shall be equitably determined by Lessor, promptly upon Lessor's billing Lessee therefor. Lessors reasonable determination thereof, in good faith, shall be conclusive. Lessor agrees to perform any such work in a manner which reasonably minimizes disruption to Lessee's business activities.

8. Insurance and Indemnity.

8.1 Insuring Party. As used in this Paragraph 8, the term "insuring party" shall mean Lessor. Lessee shall reimburse Lessor for the cost of the insurance obtained in monthly installments as additional rent hereunder in accordance with the provisions of Paragraph 16.24. If the Premises is a part of a larger building or group of buildings and is not separately insured, Lessee's liability shall be an equitable proportion of the insurance costs for all of the insured property, such equitable proportion to be reasonably determined by Lessor in a manner reasonably satisfactory to Lessee.

8.2 Liability Insurance. Lessee, at its sole cost and expense, shall maintain during the term hereof comprehensive (commercial) general liability insurance on an "occurrence basis" against claims for "personal injury", including without limitation bodily injury, death and/or damage, occurring upon, in or about the Premises in a combined single limit or not less than $1,000,000 per occurrence and with policy aggregate limit of no less than $2,000,000 (or such higher amounts thereof as may be reasonably requested by Lessor not to exceed a policy aggregate limit of $5,000,000 from time to time during this Lease). Said insurance shall name Lessor as an additional insured; shall be written by companies and in form satisfactory to Lessor (which companies shall be authorized to do business in California); shall apply primary to any other comparable liability coverage; and shall contain an endorsement requiring thirty (30) days' prior written notice sent by certified or registered mail, return receipt requested, to Lessor at the address set forth below, or such other address as may be provided to any such insurer by Lessor, before cancellation thereof or change in the coverage, scope or amount of such policy or policies. Lessee shall provide Lessor with a Certificate of Insurance as evidence of such insurance within twenty (20) days of the date of this Lease. In the event Lessee fails to obtain such insurance as provided in this Lease, Lessor may obtain any such insurance, and the cost thereof shall be paid by Lessee as additional rent with the first payment of rent which is due subsequent to Lessor's incurring such cost, and Lessor shall have all remedies to collect the same as rent in the Lease provided, and/or as otherwise provided by law for the collection of rent. The policy shall contain "cross-liability" or "separation of insureds" coverage and shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. In the event that the Premises constitutes a part of a larger property, said insurance shall have a Lessor's Protective Liability endorsement attached thereto.

8.3 Property Insurance. (See Addendum-Paragraph 24.)

(a) The insuring party shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now $2,000,000.00, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and, at Lessor’s option, earthquake. Said insurance shall provide for payment of loss thereunder to lessor or to the holders of mortgages or deeds of trust on the Premises. The insuring party shall, in addition, obtain and keep in force during the term of this Lease a policy of rental income insurance covering a period of twelve (12) months, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period. If such insurance coverage has a deductible clause, Lessee shall be liable for the deductible amount.

(b) If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(c) Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forthwith upon Lessor’s demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance.

8.4 Waiver of Subrogation. Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, if possible, in obtaining the policies of insurance required hereunder, obtain policies which permit such waiver.

8.5 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising out of any alleged defective or unsafe condition of the Premises and from Lessee's use of the Premises, or from the conduct of Lessees business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere unless due to the willful acts or gross negligence of Lessor, its employees, agents or contractors and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from willful acts or gross negligence of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

8.6 Exemption of Lessor from Liability. Unless due to the willful acts or gross negligence of Lessor, its employees, agents or contractors, Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, agents, contractors, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, invitees, customers, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises is a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises is located.

9. Damage or Destruction.

9.1 If the Premises shall be partially damaged by fire or other cause, then the Premises shall be repaired by and at the expense of Lessor and the rent, until such repairs shall be made, shall be apportioned according to the part of the Premises which is usable by Lessee. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Lessor or Lessee, for reasonable delay on account of "labor troubles", or any other cause beyond Lessor’s control. If (i) the Premises are totally damaged or are rendered wholly untenantable, (ii) the Premises are totally or partially damaged by uninsured fire or other uninsured cause, or (iii) the Premises shall be so damaged that Lessor shall decide to demolish the entire Premises, then within ninety (90) days after the occurrence of the event or damage or destruction Lessor may elect, by written notice to Lessee, to terminate this Lease. In such event, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Lessee shall vacate the Premises and surrender the same to Lessor. If Lessor does not elect to terminate this Lease pursuant to the preceding sentence, then: Lessor shall diligently undertake and prosecute to completion the repair of the Premises, to substantially their condition immediately prior to the event of damage or destruction; and rent shall be apportioned according to the part of the Premises which is usable by Lessee, until such restoration or rebuilding is complete. Notwithstanding anything to the contrary contained herein, if Lessor notifies Lessee of Lessor’s election to terminate this Lease pursuant to the foregoing, then for a period of ten (10) days following Lessee's receipt of written notice of such election, Lessee may elect, by written notice to Lessor, at Lessee's own cost and expense, to restore or rebuild the Premises to substantially their condition immediately prior to the event of damage or destruction, in which event: (i) this Lease shall continue thereafter in full force and effect, as if Lessor’s election to terminate had never been made; (ii) Lessee shall diligently cause the Premises to be restored or rebuilt in accordance with the foregoing; and (iii) rent shall be apportioned according to the part of the Premises which is usable by Lessee until such restoration or rebuilding is complete, to the extent of rental loss insurance available to Lessor.

Notwithstanding anything to the contrary contained herein, in the event that Lessor does not or may not elect to terminate this Lease pursuant to the terms of this Paragraph 9.1, then within sixty (60) following the occurrence of any event of damage or destruction to the Premises, Lessor shall provide Lessee with written notice, prepared by a licensed California contractor, reasonably estimating the period of time which will be required to repair or rebuild the Premises to substantially the condition in which they existed immediately prior to such damage or destruction. If such reparation or rebuilding is not reasonably estimated to be complete within two hundred forty (240) days following the occurrence of such damage or destruction, then Lessee may elect by written notice to Lessor with ten (10) business days of Lessor's notice to terminate this Lease in which event: (i) the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and (ii) Lessee shall vacate the Premises and surrender the same to Lessor.

No penalty shall accrue for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Lessor or Lessee, for reasonable delay on account of "labor troubles", or any other cause beyond the control of Lessor or Lessee.

9.2 Damage Near End of Term. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, either party hereto may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

9.3 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

9.4 Waiver. Lessee waives the provisions of California Civil Code Sections 1932(2) and 1933(4) which relate to termination of leases when the thing leased is destroyed and all rights under any law in existence during the term of this Lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease on complete or partial destruction of the leased premises, and agrees that any such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

10.1 Payment of Taxes. Lessee shall pay to Lessor in monthly installments, as additional rent, Lessee's share of the real property taxes applicable to the Premises in accordance with the provisions of Paragraph 16.24.

10.2 Definition of "Real Property" Tax. As used herein, the term "real property tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate tax or State or Federal income tax of Lessor), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax. Any surcharge or regulatory fee imposed by any governmental entity with reference to parking applicable to the Premises shall also be included within the term "real property tax."

10.3 Proration of Taxes. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonable available. Lessor's reasonable determination thereof shall be reasonably acceptable to Lessee.

10.4 Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee, shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee in accordance with the provisions of Paragraph 16.24.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises

12. Assignment. Mortgage and Subletting. (See Addendum-Paragraph 33.)

12.1 Lessor's Consent. Neither Lessee, nor Lessee's legal representatives, successors or assigns, shall assign, mortgage or encumber this Lease, or sublet, or use or occupy or permit the Premises or any part thereof to be used or occupied by others, without the prior consent of Lessor and the payment of any applicable processing fee in each instance, and any such assignment, mortgage, encumbrance, sublease or permission without such consent and payment shall be voidable at the option of Lessor and, at the further option of Lessor, shall terminate this Lease subject to the provisions of Paragraph 13 "Defaults; Remedies". If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by any party other than Lessee, Lessor may, alter default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Lessee from the further performance by Lessee of the obligations on the part of Lessee herein contained. The consent by Lessor to an assignment or subletting shall not in any wise be construed to relieve Lessee, the assignee or the subtenant from obtaining the express consent of Lessor to any further assignment or subletting or to release Lessee from any liability, whether past, present or future, under this Lease or to release Lessee from any liability under this Lease because of Lessor's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease. Notwithstanding the consent of Lessor to such assignment or subletting, Lessee shall remain liable for the payment of all bills rendered by Lessor for the charges incurred by the assignee or subtenant for services and materials supplied to the Premises. A transfer of control of Lessee shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including but not limited to the requirement of obtaining Lessor's prior consent, unless Lessee at the time of the proposed transfer is then a publicly held corporation freely traded on a major stock exchange.

Notwithstanding any contrary provision of the immediately preceding provisions of this Paragraph 12.1, but subject to the provisions of Subparagraph 12.2(b), Lessee may assign this Lease or sublet the Premises or any portion thereof upon the following express conditions:

(1) that the proposed assignee or subtenant shall be subject to the prior consent of Lessor, which consent will not be unreasonably withheld or delayed more than ten (10) business days after Lessor's receipt of all information required from Lessee but, without limiting the generality of the foregoing, it shall be reasonable for Lessor to deny such consent if:

(a) the use to be made of the Premises by the proposed assignee or subtenant is a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or a use which would impose any additional burden upon Lessor in the operation of the Building; however, Lessor shall not unreasonably withhold its consent to a use differing from those set forth in Paragraph 6.1 of this Lease; or

(b) the character, moral stability, reputation and financial responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Lessor or in any event not at least equal to those which were possessed by Lessee as of the date of execution of this Lease;

(2) that Lessee shall reimburse Lessor for all reasonable costs incurred by Lessor in connection with such assignment or subletting including without limitation all attorneys' fees applicable thereto;

(3) that the proposed assignee or subtenant shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease;

(4) that an executed duplicate original of said assignment and assumption agreement or sublease, as the case may be, on Lessor's then standard form, shall be delivered to Lessor within five (5) days after the execution thereof, and that such assignment or subletting shall not be binding upon Lessor until the delivery thereof to Lessor; and

(5) that Lessee shall pay to Lessor, as additional rent, one-half (1/2) of any consideration given to Lessee by the proposed assignee or subtenant for or in connection with such assignment or subletting. Lessor and Lessee have each given full consideration to the possibility that the rental value of the Premises may appreciate during the term of the Lease. In such regard, Lessor and Lessee have expressly allocated the possibility of such rental value increase as part of their negotiations of this Lease. Lessor and Lessee freely negotiated all of the terms and conditions of this Lease, including but not limited to, the possibility that this Lease may be terminated by Lessor pursuant to this Paragraph 12. Lessor and Lessee expressly thus agree that any such rental increase value is not an element of value or property right granted to Lessee, and that Lessor retains all rights thereto, including, but not limited to, the termination and allocation rights herein set forth.

12.2 Procedure.

(a) At least thirty (30) days prior to any proposed subletting or assignment or mortgage, Lessee shall submit to Lessor a statement containing the name and address of the proposed subtenant or assignee or mortgagee and all of the principal terms and conditions of the proposed subletting or assignment or mortgage including, but not limited to, in the event of a subletting the proposed commencement and expiration dates of the term thereof. If the proposed sublet area shall not constitute the entire Premises, such statement shall be accompanied by a floor plan delineating the proposed sublet area. Lessor shall have a reasonable amount of time but in no event less than ten (10) business days from the receipt of any such notice to consent, decline to consent or make one of the elections provided in Subparagraph (b) below.

(b) In lieu of consenting or not consenting, Lessor may, at its option (i) terminate this Lease in its entirety if Lessee submits a written request for an assignment or subletting, for substantially the entire remaining term of the Lease, of the Premises in its entirety, (ii) elect to enter into a lease directly with the proposed assignee or with the proposed subtenant as to that portion of the Premises which Lessee has proposed to sublet, (iii) terminate this Lease as to that portion of the Premises which Lessee had proposed to sublet, or (iv) elect, where the rental charged in the sublease exceeds the pro rata portion of the rental for such space charged in this Lease, to receive from Lessee monthly, as additional rent, one-half (1/2) of the excess of the rental charged in the sublease, over the rental charged in this Lease for the subleased space, after deducting from such one-half of the excess the amounts, if any, which Lessee has reimbursed Lessor pursuant to Paragraph 12.1.(2), Lessor's termination rights under this subparagraph shall be exercisable only in the case of (i) a sublease or assignment occurring with the last two (2) years of the Lease Term or (ii) a sublease or assignment of more than fifty percent (50%) of the floor area of the buildings comprising the Premises.

12.3 Bankruptcy.

(a) If Lessee shall file a petition for voluntary bankruptcy or reorganization under any provision of the Bankruptcy Code as then in effect, or if Lessee be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within ninety (90) days from the date thereof, or a receiver or trustee be appointed of Lessee's property in any involuntary proceeding and the order appointing such receiver or trustee be not set aside or vacated within ninety (90) days after the entry thereof, or if Lessee shall assign Lessee's estate or effects for the benefit of creditors, or if Lessee becomes insolvent, or if this Lease shall otherwise by operation of law devolve or pass to any person or persons other than Lessee, then and in any such events Lessor may, at its option, with or without notice of such election and with or without entry or action by Lessor, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Lessor, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated term hereof, less the fair rental value of the Premises for the residue of the stated term hereof, and neither Lessee nor any person claiming through or under Lessee or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Lessor.

(b) Without limiting any of the foregoing provisions of this Paragraph, if pursuant to the Bankruptcy Reform Act of 1978 Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, Lessee agrees that adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's rent reserved hereby plus an amount equal to additional rent under Paragraph 4.1 hereof for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor in accordance with Paragraph 5 for the balance of the term, without interest, as security for the full performance of all of the obligations under this Lease on Lessee's part to be performed.

12.4 Identification of Lessee.

(a) If more than one person executes this Lease as Lessee, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessee, and (ii) the term "Lessee" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease as Lessee shall have the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) If Lessee is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Lessee's interest in this Lease shall be assigned to a partnership (or to two or more persons individually and as co-partners of a partnership) pursuant to Paragraph 12.2 hereof (any such partnership and such persons are referred to in this Subparagraph as Partnership Tenant): (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Lessor, any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Lessor of the admission of any such new partners, and, upon demand of Lessor, shall cause each such new partner to execute and deliver to Lessor an agreement in form satisfactory to Lessor, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed, but neither Lessor's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Lessor shall vitiate the provisions of this Subparagraph. Notwithstanding the foregoing, the individual shareholders, officers and directors of the partnership corporations shall not be personally liable hereunder.

13. Defaults; Remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee for three (3) consecutive months.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due after three (3) days' notice having been given by Lessor to Lessee.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

(d) (i)The making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within ninety (90) days.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, an assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them, was materially false.

(f) The removal by Lessee of substantially all of Lessee's furniture from the Premises for three (3) consecutive months.

(g) The failure by Lessee to move into or take possession of the Premises within fifteen (15) days after the commencement of the term of this Lease.

(h) Deleted.

(i) Deleted.

(j) Any default by Lessee with respect to any other lease between (i) Lessor and Lessee, or (ii) any parent company or subsidiary company or affiliate or agent of Lessor and Lessee.

(k) The assignment or other transfer by Lessee of substantially all of the assets used in connection with the business conducted in the Premises.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the premises to Lessor.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Lessor shall not be deemed to have elected to terminate unless Lessor gives Lessee notice of such election to terminate, and in no event shall Lessor's acts of maintenance or preservation of the Premises, efforts to relet the Premises, or obtaining the appointment of a receiver to protect the interest of Lessor under this Lease be deemed to constitute such termination.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

(d) In the event Lessor elects to terminate this Lease and Lessee's right to possession in accordance with this Paragraph, or the same are terminated by operation of law, Lessor may recover as damages from Lessee the following:

(i) The worth at the time of award of the unpaid rental (including but not limited to any additional rent payable under Paragraph 4.1 hereof even if determined at a later date) and other sums due hereunder which had been earned at the time of the termination of this Lease, and (ii) The worth at the time of award of the amount by which the unpaid rental (including but not limited to any additional rent payable under Paragraph 4.1 hereof) and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of rental and other sums due that Lessee proves could have been reasonably avoided; and (iii) The worth at the time of the award of the amount by which the unpaid rental (including but not limited to any additional rent payable under Paragraph 4.1 hereof) and other sums due hereunder for the balance of the term after the time of award exceeds the amount of the loss of such rental and other sums that Lessee proves could be reasonably avoided; and (iv) Any other amount, including attorneys' fees and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's act of default or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above, is computed by allowing interest at the maximum rate allowed by law. The “worth at the time of award" of the amount referred to in (iii) above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

13.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. If the payment of rent is received late for two consecutive months or more than four times within any twelve month period, then, upon notice to Lessee by Lessor, rent for the balance of the Lease term shall be payable quarterly, in advance.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the improvements on the Premises, or more than 25% of the land area of the Premises which is not occupied by any improvements, is taken by condemnation, Lessor or Lessee may, at either party's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date of the condemning authority takes possession. If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. Brokers. In connection with this Lease, Lessee and Lessor warrant and represent to each other that neither has had dealings with any broker or finder and that each knows of no person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and do hereby indemnify and agree to hold each other harmless from and against any and all loss, liability and expenses that the other may incur should such warranty and representation prove incorrect.

16.General Provisions.

16.1 Estoppel Certificate.

(a) Lessee shall, each time and from time to time upon receipt of request therefor from Lessor, within five (5) business days after receipt of such request, execute, acknowledge and deliver to Lessor a statement in writing addressed to Lessor or its designee: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) setting forth the dates to which the rental and other charges are paid (and if any amounts are paid in advance so stating), and (iii) acknowledging that there are not any uncured defaults on the part of Lessor or Lessee (or if any defaults are claimed, specifying the same). Such statement as given by Lessee (or Lessor pursuant to subparagraph (b) hereof) may be relied upon by a prospective purchaser or encumbrancer of the real property or any part thereof of which the Premises are a part. Lessor shall also agree to provide, upon request by Lessee, and within five (5) days of request, the same information as described in 16.1(a)(i), (ii) and (iii).

(b) The failure or refusal of Lessee to deliver the statement(s) as requested by Lessor pursuant to subparagraph (a) hereof within the time provided shall, at the option of Lessor, constitutes a default under this Lease, and in the event of any such failure or refusal Lessee shall be conclusively bound by any statement of such import given by Lessor.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, and from time to time during the term of this Lease, at the sole discretion of Lessor, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements and tax returns of Lessee as may be reasonably requested by Lessor. Such statements shall include the past three years' financial statements of Lessee or such shorter period based on the time Lessee has been in existence. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

16.2 Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. Lessee agrees to look solely to Lessor's estate and interest in the real property of which the Premises is a part (or the proceeds thereof) for the satisfaction of any remedy of Lessee for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor hereunder, and no other property or assets of Lessor or of any of the partners of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use or occupancy of the Premises. This Lease and the obligations of Lessee hereunder shall not be affected or impaired because Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reason of strike or labor troubles or any other cause beyond the reasonable control of Lessor.

16.3 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16.4 Interest on Past-due Obligations. Except as expressly herein provided to the contrary, any amount due Lessor not paid when due shall bear interest at the maximum rate allowed by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

16.5 Time of Essence. Time is of the essence as to Lessee's obligations hereunder.

16.6 Captions. Article and paragraph captions are for convenience only and shall not be referred to for the purpose of limiting and construing this Lease in any way.

16.7 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate brokers listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises, or the costs of operating or the taxes with respect to said Premises and Lessee acknowledges that Lessee assumes ail responsibility regarding the Occupation Safety Health Act or the legal use or adaptability of the Premises and the compliance thereof to all applicable laws and regulations enforced during the term of this Lease except as otherwise specifically stated in this Lease. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

16.8 Notices. Except as otherwise in this Lease provided, any notice, consent, approval, demand, statement, bill, or other communication which Lessor may desire or be required to give to Lessee, shall be deemed sufficiently given or rendered if, in writing, delivered Lessee personally to the Chief Executive Officer or Chief Financial Officer of Lessee or sent by registered or certified mail addressed to Lessee at the Premises or at the address set forth below, and at the time of the rendition of such bill or statement and of the giving of such notice, consent, approval, demand or communication shall be deemed to be the time when the same is delivered to Lessee, mailed, or left at the Premises as herein provided. Any notice, request, demand or communication by Lessee to Lessor must be served by registered or certified mail addressed to Lessor, at the address set forth below, or at such other address as Lessor shall designate by notice given as herein provided, and the time of giving such notice, request, demand or communication shall be deemed to be the time when the same is mailed as herein provided.

16.9 Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach at the time of acceptance of such rent. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

16.10 Recording. Lessee shall not record this Lease or a short form memorandum thereof without Lessor's prior consent, and any such recordation without Lessor's prior consent shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Lessee and Lessor shall execute and acknowledge a short form memorandum of this Lease for recording purposes in form and content acceptable to both parties.

16.11  Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental equal to one and one-half (1 1/2) the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

16.12 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

16.13 Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

16.14 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment, encumbrancing or subletting by Lessee and subject to the provisions of Paragraph 16.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State in which the Premises are located.

16.15 Subordination.

(a) This Lease, at Lessor’s option, shall be subordinate or superior to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises is a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

(b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, provided Lessor shall furnish Lessee with a reasonably acceptable non-disturbance agreement.

(c) Subject to all of the provisions of this Lease, including without limitations this Paragraph 16.15, Lessee agrees to attorn to a lender or any other party who acquires ownership of the Premises by reason of a foreclosure.

16.16 Attorneys' Fees.

(a) In the event that Lessor should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Lessee hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by Lessor therein shall be paid by Lessee, which obligation on the part of Lessee shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

(b) Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor its costs and expenses incurred in such suit, including reasonable attorneys' fees.

(c) Lessor and Lessee covenant and agree that in any suit or proceeding arising out of, under, or by virtue of this Lease, Lessor and Lessee do hereby waive trial by jury.

16.17 Lessor's Access. (See Addendum-Paragraph 34.) Lessor and Lessors agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as may be reasonable required pursuant hereto. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

16.18 Signs and Auctions. (See Addendum-Paragraph 28.) Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessors prior consent.

16.19 Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation hereof, or a termination by Lessor, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

16.20 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

16.21 Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under Paragraphs 16.1 and 16.20 of this Lease.

16.22 Quiet Possession. Upon Lessee paying the fixed rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease, including without limitation the provisions of Paragraph 16.15.

16.24 Common Areas and Building Costs. As used herein, "Common Areas" shall mean all areas within the building and grounds which are not specifically leased or held for lease by Lessor, including, without limiting the foregoing, parking areas, driveways, sidewalks, loading areas, access and egress roads, corridors, landscaped and planted areas and all other improvements provided by Lessor for the common use of lessees. Lessor may from time to time change the size, location, nature, and use of any of the Common Areas including converting any portion of the Common Areas to leasable areas and increasing or decreasing common area land and/or facilities.

Lessee, its employees, agents, customers, and business invitees shall have the non-exclusive right (in common with other lessees and all others whom Lessor has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations relating to such use as Lessor may from time to time establish. Lessee agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its officers, employees, agents, customers, and business invitees to conform thereto. Lessor may at any time close any Common Areas to effect construction, repairs, or changes thereto, or to prevent the acquisition of public rights in such areas, and may do such other acts in and to the Common Areas as in its judgement may be desirable to improve the convenience thereof. Lessee shall not at any time interfere with the rights of Lessor, or other lessees, or of any person entitled to use the Common Areas or to use any part thereof.

Lessor shall operate, manage, equip, clean, sweep, remove refuse, light, patrol, repair, replace, and maintain the Common Areas for their intended purposes in such manner as Lessor shall in its sole discretion determine to be reasonably appropriate.

Lessee shall pay to Lessor, in the manner provided in the following paragraph hereof, Lessee's pro-rata share of all the costs of operating, managing, leasing, maintaining, repairing, and replacing the Common Areas and the building of which the Premises forms a part. Such costs shall include all costs and expenses incurred by Lessor for the operation and maintenance of the Common Areas and the building of which the Premises forms a part during the Lease term (including appropriate reserves) including, without limiting the foregoing: costs and expenses of gardening and landscaping; water and sewage charges; maintenance and signs (other than Lessee's signs); premiums for liability, property damage, fire and other types of casualty and worker's compensation insurance (including, but not limited to, liability insurance procured by Lessor pursuant to Paragraph 8.2); all taxes levied on or attributable to the Common Areas and the building of which the Premises forms a part (including, but not limited to, "real property taxes" as defined in Paragraph 10.2 and 10.4); fees for required licenses and permits; management and similar administrative fees; costs and expenses of repairs, resurfacing, repaving, maintenance, painting, lighting, cleaning, refuse removal, security, parking attendants, and other items.

Lessee's pro-rata share of the costs referred to in the previous subparagraph shall be reasonably determined by Lessor and such reasonable determination made in good faith shall be conclusive. Lessee's annual pro-rata share as estimated by Lessor shall be paid as additional rent in monthly installments, in advance, on the first day of each calendar month of the Lease term after commencement thereof (pro-rated for any fractional month). Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's share of the actual costs incurred during the preceding year. If Lessee's payments under this Paragraph 16.24 during said preceding year exceed Lessee's pro-rata share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's pro-rata share of such costs next falling due. If Lessee's payments under this Paragraph during said preceding year were less than Lessee's pro-rata share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency as additional rent within ten (10) days after delivery by Lessor to Lessee of said statement.

17. Hazardous Materials. (See Addendum-Paragraph 28.)

17.1 Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined In Paragraph 17.4). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any applicable laws require that a notice be given to persons, entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

17.2 Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

17.3 Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgements, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 17.3 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

17.4 Lessee's Compliance with Requirements. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registration, manifests, applications, reports and certificates, evidencing Lessee's compliances, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements

18. Examination Lease. Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee. The parties hereto have executed this Lease as of the date first set forth above. The Addendum attached containing Paragraphs 19-38 is incorporated as a part of this Lease. In the event of any conflict between the printed portion of the Lease and the typed Addendum, the typed Addendum provisions shall prevail. (See Addendum-Paragraphs 19-37.)

ADDRESS:	LESSEE:

362 Main Street Venice, CA 90291	DIGITAL DOMAIN (a New York general partnership)

	By:	/s/ Steven J. Fredericks
Steven J. Fredericks, CFO

Date: April 27, 2005

LESSOR:

433 N. Camden Drive, Suite 820 Beverly Hills, CA 90210	THE RICHLAR PARTNERSHIP (a California general partnership)

	By:	/s/ Lawrence N. Field
Lawrence N. Field, General Partner

Date: April 28, 2005

ADDENDUM TO LEASE DATED APRIL 4, 1995 BY AND BETWEEN THE RICHLAR PARTNERSHIP (A CALIFORNIA GENERAL PARTNERSHIP), AS LESSOR, AND DIGITAL DOMAIN (A NEW YORK GENERAL PARTNERSHIP), AS LESSEE, FOR THE PREMISES LOCATED AT 362 MAIN STREET, VENICE, CALIFORNIA.

19.	The lease/rent commencement date shall be three (3) days from the date of Lessor's written notice to Lessee stating that Lessee's tenant improvements are substantially completed.

20.	Tenant Improvement.

Lessor, at its cost, will have its general contractor make the following tenant improvements to the Premises prior to lease commencement;

A. Mezzanine
1.	Paint mezzanine offices and two (2) stairwells. Lessee shall choose paint from building standard samples.
2.	Carpet mezzanine offices and two (2) stairwells. Lessee shall choose carpet from building standard samples.
3.	Install two (2) - four (4) ton heating and air conditioning units.
4.	Replace bathroom fixtures, install grab bar at toilet and clean.
5.	Install new ceiling tiles and adequate lighting.

B. Warehouse
1.	Install four (4) - five (5) ton heating and air conditioning units.
2.	Remodel existing two (2) bathrooms to comply with city handicapped requirements. Install new fixtures and clean.
3.	Install approximately thirty (30) - 8 foot fluorescent light fixtures.
4.	Repair ceiling foil as required.
5.	Install required electric sub-panels in Premises and electric outlets at locations agreed to between Lessor and Lessee.
6.	Lessor to contribute a $1,000 carpet allowance for the area directly below the mezzanine. Lessee shall be responsible for any cost above $1,000.
7.	Adequate lighting for under mezzanine area.

21.	Tenant Improvement Reimbursement

In the event Lessee exercises its first Option to Extend the Lease, as set forth in Paragraph 22 below, Lessor shall reimburse Lessee for an amount not to exceed $10,000 for tenant improvements made to the Premises by Lessee. Lessor shall reimburse Lessee upon inspection of the improvements and receipt of all paid invoices for the improvement work submitted by Lessee at any time during the first option term.

In the event Lessee exercises its second Option to Extend the Lease, as set forth in Paragraph 22 below, Lessor shall reimburse Lessee an additional amount not to exceed $10,000 for additional tenant improvements (that is, tenant improvements in addition to those for which a reimbursement has been made to Lessee pursuant to the immediately preceding paragraph) made to the Premises by Lessee. Lessor shall reimburse Lessee upon inspection of the improvements and receipt of all paid invoices for the improvement work submitted by Lessee at any time during the second option term.

22.	Optionto Extend Term.

Lessor hereby grants to Lessee two (2) consecutive three (3) year Options to Extend the terms of this Lease upon the expiration of the initial lease term upon the following terms and conditions:

a)
Lessee shall give Lessor no less than three (3) months' prior written notice of its intent to exercise the first Option to Extend and four (4) months' prior written notice of its intent to exercise the second Option to Extend.

b)
Both at the time of giving notice of its intent to exercise each of the Options and at the time any lease extension pursuant to such notice is entered into, Lessee shall not be in default under the terms of the Lease.

c)	The monthly rental for each Option term is as follows:

First Option	Base Monthly Rent	Second Option	Base Monthly Rent
Year 2	$10,880	Year 5	$12,130
Year 3	$11,280	Year 6	$12,530
Year 4	$11,680	Year 7	$12,930

Lessee shall receive free rent for the eleventh (11th) and twelfth (12th) months of the lease term only if Lessee validly exercises the first Option.

Lessee shall receive free rent for the forty-seventh (47th) and forty-eighth (48th) months of the lease term only if Lessee validly exercises the second Option.

23.	Roof Warranty.

Lessor, at its cost, shall be responsible for all required roof maintenance and repairs during the initial lease term and first option term, if applicable, only. Lessor shall not be responsible for repair and maintenance to any roof damage caused by Lessee.

24.	Real Property Tax Protection.

To the extent the real property taxes described in Paragraph 10 of the Lease increase as a result of a change in ownership or sale of the property of which the Premises form a part (the "Property") during the initial lease term, Lessee shall not be responsible for payment of its prorata share of any portion of said increase resulting from the first change in ownership or sale of the Property.

25.	Seismic Retrofit Requirements.

Lessor, at its cost, shall comply with all required seismic retrofit requirements to the Premises imposed by any governmental authority during the initial lease term and option term, if applicable.

26.	Hazardous Materials.

To the best of Lessor's knowledge, there is no asbestos or hazardous/toxic materials located at the Premises. Lessor indemnifies Lessee from liability arising from any hazardous substance conditions which existed prior to lease commencement.

27.	Condition of Premises.

Lessor believes, to the best of its knowledge, that the improvements comprising the Premises meet all code requirements as of the date of this Lease. Lessee shall be responsible for meeting code requirements for all alterations or renovations made by Lessee.

Lessor warrants that the HVAC and electrical systems in the Premises shall be in good working order effective upon the date of this Lease.

28.	Signage.

Lessee may install at Lessee's expense any such signage as may be permitted by law and no other signs may be installed on the property without the approval of Lessee. Prior to the installation of any such signs, Lessee shall submit detailed plans thereof to Lessor for Lessor's prior approval which approval shall not be unreasonably withheld.

29.	Non-Disturbance.

With respect to any lien mortgages, deeds of trust or ground leases entered into by and between Lessor and any such mortgagee and/or any beneficiary of any deed of trust or other such ground lease granted by Lessor (collectively referred to as "Lessor's Mortgagee"), Lessor shall secure and deliver to Lessee a non-disturbance agreement reasonably acceptable to Lessor and Lessee from and executed by Lessor's Mortgagee for the benefit of Lessee.

30.	Lessee's Access to Premises.

Lessee shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day except for third party interruptions which are beyond the reasonable control of Lessor.

31.	Operating Expenses.

Lessee shall not be responsible for the payment of any administrative expenses, or any expenses occurred in marketing the Premises for sale or lease or incurred as a result of a refinancing of the Premises.

32.	Parking.

Lessee shall be allocated thirty-one (31) reserved parking spaces, at no charge, between the front and rear parking lots of the building of which the Premises form a part. Lessee shall have exclusive use of the front parking lot directly in front of the Premises (13 spaces) and the balance of spaces (18 spaces) shall be at the rear parking lot directly behind Lessee's premises.

33.	Assignment Mortgage and Subletting.

Notwithstanding anything contained in the Lease to the contrary, Lessee shall be permitted to sublease or assign all or any portion of the Premises at any time during the term of the Lease to any subsidiary or affiliate of Lessee without obtaining the prior approval or consent of Lessor. Lessee shall, however, provide to Lessor within thirty (30) days following the execution of any such sublease or assignment a copy of said documentation for Lessor's files. In the case of any assignment or subleasing, Lessee shall remain fully liable under the terms of the Lease.

34.	Lessor's Access.

Supplementing Paragraph 16.17, but notwithstanding anything to the contrary contained in the Lease, Lessor's right of access to the Premises shall be subject (except upon occasions when entry shall be required by emergency circumstances) to Lessor giving Lessee reasonable prior notice of any such entry by Lessor and to Lessee's reasonable right to preserve areas of the Premises as are security areas in the operation of Lessee's business from such showing and such work to the extent that the parameters of such security areas have theretofore been clearly indicated by Lessee to Lessor. Further, in the event Lessor erects any "For Lease" signs pertaining to the Premises only, Lessee shall have the right (subject to the provisions of Paragraph 28) to erect its own sign indicating that Lessee will be moving to another location.

35.	Permits, Licenses and Fees.

Lessee shall be fully responsible for the payment of any and all fees, including but not limited to the cost of all permits and licenses required as a result of tenant improvement work being performed by Lessee and/or as a result of Lessee's occupancy of the Premises.

36.	Attorneys' Fees.

Supplementing Paragraph 16.16, in the event that legal action arises out of any dispute connected with this Lease, if Lessee is the prevailing party therein, Lessee shall then be entitled to reasonable attorney's fees and court costs.

37.	Upon receipt of a fully executed lease and a certificate of liability insurance, Lessee may store personal property in the premise rent free.

AGREED AND ACCEPTED:

LESSOR:		LESSEE:

THE RICHLAR PARTNERSHIP (a California general partnership)		DIGITAL DOMAIN (a New York General Partnership)

By:	/s/ Lawrence N. Field	By:	/s/ Steven J. Fredericks
	Lawrence N. Field, General Partner		Steven J. Fredericks, CFO

	Date:April 28, 1995		Date: April 27, 1995

AMENDMENT NO. 1 TO LEASE DATED APRIL 27, 1995 BY AND BETWEEN THE RICHLAR PARTNERSHIP (A CALIFORNIA GENERAL PARTNERSHIP) AS LESSOR AND DIGITAL DOMAIN, INC. (A NEW YORK GENERAL PARTNERSHIP), AS LESSEE FOR THE PREMISES LOCATED AT 362 MAIN STREET, VENICE, CALIFORNIA

1. Lease Extension.

Pursuant to Paragraph 3.1 of the Lease, the lease term shall be extended for three (3) years commencing June 1, 1999 and expiring May 31, 2002 (hereinafter called “Second Option Term”).

2. Rent Schedule.

Lessee shall pay Lessor base monthly rent for the Second Option Term as follows:

Term	Base Monthly Rent
June 1, 1999 to May 31, 2000	$ 12,130.00
June 1, 2000 to May 31, 2001	$ 12,530.00
June 1, 2001 to May 31, 2002	$ 12,930.00

3. Except for the above modifications, all other terms, covenants and conditions of the lease shall remain unmodified and in full force and effect.

AGREED AND ACCEPTED:

LESSOR:			LESSEE:

THE RICHLAR PARTNERSHIP (a California general partnership)			DIGITAL DOMAIN, INC. (a Delaware corporation)

By:	THE RILAR PARTNERSHIP, General Partner		By:	/s/ Steven J. Fredericks
Steven J. Fredericks, CFO

Date: February 8, 1999

	By:	CARMELITA R.E. INVESTMENTS, INC., General Partner

By: /s/ Lawrence N. Field
Lawrence N. Field, General Partner

Date: February 12, 1999

AMENDMENT NO 2 TO LEASE DATED APRIL 27, 1995, BY AND BETWEEN THE RICHLAR PARTNERSHIP (A CALIFORNIA GENERAL PARTNERSHIP), AS LESSOR, AND DIGITAL DOMAIN, INC. (A DELAWARE CORPORATION), AS LESSEE, FOR THE PREMISES LOCATED AT 362 MAIN STREET, VENICE, CALIFORNIA.

1.	Option to Extend.

Lessor hereby grants to Lessee an Option to Extend the term of this Lease for a period of four (4) years and seven (7) months commencing June 1, 2002 and expiring December 31, 2006 upon the following terms and conditions:

a.	Lessee shall give Lessor written notice of its intent to exercise the Option at least six (6) months prior to the expiration of the lease term.

b.
Both at the time of giving the notice of its intent to exercise its Option and at the time any agreement pursuant to such notice is entered into, Lessee shall not be in default nor have been in default during the lease term.

c.
In the event Lessee elects to exercise this Option, the initial base rental during the option period shall be at ninety-five percent (95%) of fair market value, but in no event less than 105% or greater than 115% of the base rental paid for the prior year with 3% fixed annual increases thereafter.

d.
"Fair Market Value" shall be determined by rental rates quoted for office/production space built out with at least fifty percent (50%) office space in the Venice/Santa Monica area in clean condition, with adjacent free parking, ranging in size from 7,500 square feet to 15,000 square feet.

2.	Except for the above modification, all other terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

AGREED AND ACCEPTED:

LESSOR:		LESSEE:

THE RICHLAR PARTNERSHIP (a California general partnership)		DIGITAL DOMAIN, INC. (a Delaware corporation)

By: THE RILAR PARTNERSHIP, General Partner

By:	CARMELITA R.E. INVESTMENTS, INC.	By:	/s/ C. Bradley Call
C. Bradley Call, SVP

Date: 6/19/2001

By: /s/ Lawrence N. Field
Lawrence N. Field, President

Date: 6/20/2001

ADDRESS			ADDRESS
433 N. Camden Drive, Suite 820 Beverly Hills, CA 90210			300 Rose Avenue Venice, CA 9029

AMENDMENT NO 3 TO LEASE DATED APRIL 27, 1995, BY AND BETWEEN THE RICHLAR PARTNERSHIP (A CALIFORNIA GENERAL PARTNERSHIP), AS LESSOR, AND DIGITAL DOMAIN, INC. (A DELAWARE CORPORATION), AS LESSEE, FOR THE PREMISES LOCATED AT 362 MAIN STREET, VENICE, CALIFORNIA.

1.	Lease Extension.

The lease term is extended for a period of four (4) years and seven (7) months commencing June 1, 2002 and expiring December 31, 2006 (hereinafter referred to as "Extended Term").

2.	Rent Schedule.

Lessee shall pay Lessor base monthly rent during the Extended Term as follows:

Term	Base Monthly Rent

June 1, 2002 to July 31, 2002	waived
August 1, 2002 to November 30, 2002	$7,434.75
December 1, 2002 to December 31, 2002	$14,869.50
January 1, 2003 to May 31, 2003	$15,489.06
June 1, 2003 to May 31, 2004	$15,935.15
June 1, 2004 to May 31, 2005	$16,394.62
June 1, 2005 to May 31, 2006	$16,867.87
June 1, 2006 to December 31, 2006	$17,355.32

3.	Except for the above modifications, all other terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

AGREED AND ACCEPTED:

LESSOR:			LESSEE:

THE RICHLAR PARTNERSHIP (a California general partnership)			DIGITAL DOMAIN, INC. (a Delaware corporation)

By:	THE RICHLAR PARTNERSHIP, General Partner

	By:	CARCARMELITA R.E. INVESTMENTS, INC.	By:	/s/ C. Bradley Call
C. Bradley Call, SVP

Date: April 22, 2002

	By:	/s/ Lawrence N. Field
Lawrence N. Field, President

Date: April 25, 2002

ADDRESS				ADDRESS
433 N. Camden Drive, Suite 820 Beverly Hills, CA 90210				300 Rose Avenue Venice, CA 9029